EXHIBIT 10.14

AMENDMENT SIX TO CREDIT AGREEMENT

This Amendment Six to Credit Agreement (“Amendment”) is dated as of August 5, 2004 (“Effective Date”), among MATRIX SERVICE COMPANY, as Borrower, the Lenders and BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA), with its main office in Chicago, Illinois, as a Lender, LC Issuer and as Agent for the Lenders.

RECITALS

A. Reference is made to the Credit Agreement dated as of March 7, 2003, among Borrower, Lenders and Agent, as amended by Amendment One to Credit Agreement dated as of May 22, 2003, Amendment Two to Credit Agreement dated as of August 27, 2003, Amendment Three to Credit Agreement dated as of December 19, 2003, Amendment Four to Credit Agreement dated as of March 11, 2004, and Amendment Five to Credit Agreement dated as of May 6, 2004 (as amended, the “Credit Agreement”) pursuant to which each of the Lenders established their respective Commitments in favor of the Borrower.

B. Borrower has requested the Lenders to make certain modifications to the Credit Agreement; and the Lenders and Agent have agreed thereto, as specifically set forth below.

C. Terms used herein shall have the meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

AGREEMENT

1. Amendment to Credit Agreement.

1.1. The pricing grid set forth in the Pricing Schedule is hereby replaced with the following:

“

	APPLICABLE MARGIN (BPS)			LETTERS OF CREDIT FEE (bps)	COMMITMENT FEE (bps)
LEVERAGE RATIO	EURODOLLAR LOANS* (+)	ABR LOANS* (+)	SWING LINE LOANS (+)
≤ 3.50x	325.0	100.0	100.0	325.0	62.5
≤ 3.25x	300.0	75.0	75.0	300.0	62.5
≤ 3.00x	275.0	50.0	50.0	275.0	62.5
≤ 2.75x	250.0	25.0	25.0	250.0	62.5
≤ 2.50x	225.0	00.0	00.0	225.0	50.0
≤ 2.00x	200.0	-25.0	-25.0	200.0	37.5
≤ 1.50x	175.0	-50.0	-50.0	175.0	32.5

*	Term Loan pricing shall be 25.0 bps higher”

1.2. New Definitions. The following definitions are hereby added:

“Term Loan B” means the Loans made by each of the Lenders based upon their respective Term Loan B Commitment, advanced in accordance with the provisions of Section 2.1.4, below.

“Term Loan B Commitment” means, as to each Lender, the amount designated as such opposite its signature below.

1.3. Loan. The term “Loan” is hereby amended to read as follows:

“Loan” means a Term Loan, a Term Loan B, a Revolving Loan or a Swing Line Loan.”

1.4. Revolving Credit Commitment. Section 2.1.1 is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything to the contrary herein, the aggregate Revolving Credit Commitment is hereby permanently reduced by the aggregate principal amount of Term Loan B; provided, that upon the full and complete payment of Term Loan B, together with all fees and expenses payable thereon, the original Revolving Credit Commitment shall be reinstated, to the extent of one-half (1/2) of alternative capital (including equity or the principal amount of subordinated unsecured Debt in each case on such terms as is approved by the Required Lenders and which has been received in cash by the borrower) not to exceed $55,000,000.”

1.5. Term Loan B Facility. The following new Section 2.1.4 is hereby added to the Credit Agreement:

“2.1.4 Term Loan B Facility. Upon the Effective Date in accordance with section 2.1 as amended, the aggregate sum of $20,000,000 of the Revolving Loans then outstanding shall be restructured and become Term Loan B with respect to each Lender based upon their respective Term Loan B Commitment, for which respective Notes shall be executed and delivered by Borrower to each Lender. Term Loan B shall be excluded from the calculation of the Leverage Ratio (Senior Debt) set forth in Section 6.27.4, but it shall be included in the calculation of the Leverage Ratio (Total Debt) set forth in Section 6.27.2. Further, the principal of Term Loan B shall be excluded from the calculation of the Fixed Charge Coverage Ratio set forth in Section 6.27.1 through August 31, 2005, but shall be included thereafter to the extent it has not been fully paid.

The Term Loan B shall be payable as follows: accrued and unpaid interest shall be payable on each Payment Date, commencing August 31, 2004; and principal shall be payable in full on August 31, 2005. Interest shall accrue at a rate equal to the Eurodollar Base Rate plus three hundred twenty-five (325) basis points until November 30, 2004; whereupon, the interest rate shall increase to eighteen percent (18%) per annum fixed, and further increase by three hundred (300) basis points on the last day of each fiscal quarter thereafter, commencing February 28, 2005, until the Term Loan B has been fully paid.”

1.6. Prepayment. Section 2.7.2 is hereby amended to evidence that following the phrases “prepayment of Term Loans” in subsections (i) and (ii) and “prepayment of the Term Loan” in subsection (iii), the phrase “(and after payment thereof in full, to the prepayment of the Term Loan B)” is hereby added.

1.7. Financial and Other Reporting. Section 6.1 is hereby amended as follows:

1.7.1. Subsection (xi) is hereby added to read in full as follows:

“(xi) within twenty (20) days after the end of each calendar month through the Borrower’s second fiscal quarter ending November 30, 2005 a certification from the chief financial officer of the Borrower: (a) containing comments regarding any Accounts in arrears of $1,000,000 that are ninety (90) days or more past due as of the end of such calendar month; and (b) comparing the Borrower’s cash budget for the sixteen (16) week period ending with such month to its actual results for such period.”

1.7.2. Subsection (xiii) is hereby amended to delete “thirty (30)” therefrom and replace it with “twenty (20).”

1.8. Dividends. Section 6.10 is hereby amended: (i) to delete the parenthetical “(other than dividends payable in its own common stock)” and replace it with “(other than dividends payable in its own common stock and dividends and distributions by a Subsidiary to the Borrower”); and (ii) to evidence that the following sentence is hereby added to the end thereof:

“Notwithstanding the foregoing, in the event the Leverage Ratio (Total Debt), as calculated under Section 6.27.2, is 2.50 or greater, neither Borrower nor any Subsidiary shall declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock and dividends and distributions by a Subsidiary to the Borrower) or redeem, repurchase or otherwise acquire or retire any of its capital stock, including treasury stock (other than the issuance of treasury stock upon the exercise of employee, officer or director stock options).”

1.9. Investments and Acquisitions. Section 6.14 is hereby amended to the extent that subsection (iii) thereof is deleted and replaced with the following:

“(iii) Acquisitions shall be permitted only with the express prior written consent of the Required Lenders.”

1.10. Fixed Charge Coverage Ratio. Section 6.27.1 is hereby amended to evidence that the phrase “1.40 to 1.0 through February 28, 2005, and thereafter 1.50 to 1.0” is hereby deleted and replaced with “1.15 to 1.0 through August 31, 2004; thereafter 1.25 to 1.0 through May 31, 2005; and thereafter, 1.50 to 1.0.”

1.11. Section 6.27.2 is hereby deleted and replaced with the following:

“6.27.2. Leverage Ratio (Total Debt). The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters commencing the first fiscal quarter ending August 31, 2004, of (i) Consolidated Funded Indebtedness (including without limitation the face value of any deferred purchase price or holdback in connection with the acquisition of the Hake Group, but excluding issued but unfunded Letters of Credit or outstanding but unfunded payment and performance bonds), to (ii) Consolidated EBITDA, to be greater than 3.25 to 1.0 through the first fiscal quarter ending August 31, 2004, and thereafter 3.50 to 1.0.”

1.12. Minimum Net Worth. Section 6.27.3 is hereby deleted and replaced with the following:

“6.27.3 Minimum Net Worth. The Borrower will at all times maintain a Consolidated Net Worth of not less than $60,000,000 plus fifty percent (50%) of quarterly positive net income on a cumulative basis; provided that commencing August 31, 2004 and thereafter, the Borrower will at all times maintain a Consolidated Net Worth of not less than $75,000,000 plus one hundred percent (100%) of quarterly positive net income less distributions for dividends or treasury stock purchases on a quarterly basis.”

1.13. Leverage Ratio. A new Section 6.27.4 is hereby added, as follows:

“6.27.4. Leverage Ratio (Senior Debt). The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Senior Indebtedness, to (ii) Consolidated EBITDA, to be greater than (a) 3.25 to 1.0 through August 31, 2004; and (b) thereafter, 2.25 to 1.0. For purposes hereof, the term Consolidated Senior Indebtedness means the sum of (i) the outstanding principal amount of the Term Loan, plus (ii) the outstanding principal amount of the Revolving Loan plus, (iii) the outstanding principal amount of the Swing Loan, plus (iv) the face value of any deferred purchase price or holdback in connection with the acquisition of the Hake Group; provided that, Consolidated Senior Indebtedness shall not include the face amount of any issued but unfunded Letters of Credit and unfunded payment and performance bonds.”

2. Deliveries. Upon the execution hereof, Borrower shall: (i) execute and deliver the Notes evidencing the Term Loan B to the Agent, in form and content as set forth on Schedule “2” hereto; (ii) deliver payment of the costs and fees described in Section 7, below; and (iii) deliver such other documents reasonably required by Agent in connection herewith.

3. Mortgaged Properties Documents. The Agent reserves the right to require Borrower to amend each of the Mortgaged Properties Security Instruments, and to deliver any Mortgaged Property Documents required by Agent at Borrower’s cost and expense, to further evidence that they secure payment of Term Loan B and each of the Notes executed and delivered in connection therewith. Borrower, however, does hereby agree that Term Loan B and such Notes are intended to be secured by the Mortgages.

4. Representations. Borrower represents to Agent and Lenders that, after giving affect to the amendments to the Credit Agreement contemplated hereby: (i) no Default or Unmatured Default exists; (ii) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and (iii) it is in compliance with the financial covenants as set forth in Section 6.27 as amended by this Amendment.

5. Ratifications. Borrower shall deliver to Agent fully executed originals of the Ratification of Security Agreements and Ratification of Guaranty Agreement, in the forms set forth on Schedules “3-A” and “3-B”, respectively, attached hereto.

6. Release And Waiver Of Claims. In consideration of each Lender’s agreement to enter into this Amendment, Borrower hereby agrees as follows:

A. General Release and Waiver of Claims: Borrower hereby releases and forever discharges Agent and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by Borrower, or which Borrower may, as a result of any actions or inactions occurring on or prior to the Effective Date, hereafter hold or claim to hold under common law or statutory right, arising, directly or indirectly out of the Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby.

Borrower understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by Borrower, or anyone claiming by, through or under Borrower, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability.

B. Releases Binding on Affiliates of Borrower. The provisions, waivers and releases set forth are binding upon Borrower and its agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys.

7. Costs and Fees. As inducement for the Lenders and Agent to execute this Amendment, Borrower shall pay a fee equal to $308,550.39 in good funds, upon the execution hereof, to Agent for distribution to the Lenders in accordance with their Pro Rata Share and pay all other costs, expenses and fees incurred by Agent in connection herewith including without limitation the fees of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

8. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

9. Reimbursement. Borrower agrees to reimburse Agent for any costs, expenses, and fees (including reasonable attorney fees) incurred in connection with the preparation of this Amendment.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Amendment as of the date first above written.

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
George L. Austin, Vice President

Notice Address:	10701 East Ute Street
Tulsa, OK 74116
Attention:	George L. Austin, Vice President
Telephone:	(918) 838-8822
FAX:	(918) 838-8810

Commitments: Revolving Loan: $15,085,714.00* Term Loan: $8,914,286.00 Term Loan B: $5,486,000.00	BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA) Lender, LC Issuer and as Agent
	By:	/s/ David G. Page
David G. Page, First Vice President

Notice Address:	4th Floor OK2-6110 15 East Fifth Street
Tulsa, OK 74103
Attention:	David G. Page, First Vice President
Telephone:	(918) 586-5430
FAX:	(918) 586-5474

* The Revolving Loan Commitment shall be reduced by the Term Loan B Commitment until the Term Loan B is fully paid, whereupon it shall be reinstated as provided in Section 2.1.1, as amended by this Amendment.

Commitments: Revolving Loan: $9,428,571.00* Term Loan: $5,571,429.00 Term Loan B: $3,428,000.00	INTERNATIONAL BANK OF COMMERCE, successor in interest to LOCAL OKLAHOMA BANK, an Oklahoma Banking Corporation, formerly known as LOCAL OKLAHOMA BANK, NA

	By:	/s/ Barry J. Woods
Barry J. Woods, Senior Vice President

Notice Address:	2250 East 73rd Street Suite 200
Tulsa, OK 74136
Attention:	Barry J. Woods, Senior Vice President
Telephone:	(918) 497-2436
FAX:	(918) 497-2455

* The Revolving Loan Commitment shall be reduced by the Term Loan B Commitment until the Term Loan B is fully paid, whereupon it shall be reinstated as provided in Section 2.1.1, as amended by this Amendment.

Commitments: Revolving Loan: $9,428,571.00* Term Loan: $5,571,429.00 Term Loan B: $3,428,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ Stephen T. Dorosh
Stephen T. Dorosh, Vice President

Notice Address:	123 South Broad Street 14th Floor – PA1202
Philadelphia, PA 19109
Attention:	Stephen T. Dorosh, Vice President
Telephone:	(215) 670-6577
FAX:	(215) 670-6543

* The Revolving Loan Commitment shall be reduced by the Term Loan B Commitment until the Term Loan B is fully paid, whereupon it shall be reinstated as provided in Section 2.1.1, as amended by this Amendment.

Commitments: Revolving Loan: $6,285,714.00*	UMB BANK, N.A.
Term Loan: $3,714,286.00	By:	/s/ Richard J. Lehrter
Term Loan B: $2,286,000.00		Richard J. Lehrter, Community Bank President

Notice Address:	1437 South Boulder Avenue Suite 150
Tulsa, OK 74119
Attention:	Richard J. Lehrter, President
Telephone:	(918) 295-2000
FAX:	(918) 295-2020

* The Revolving Loan Commitment shall be reduced by the Term Loan B Commitment until the Term Loan B is fully paid, whereupon it shall be reinstated as provided in Section 2.1.1, as amended by this Amendment.

Commitments: Revolving Loan: $14,771,430.00*	WELLS FARGO BANK, NA (formerly known as Wells Fargo Bank Texas, NA)
Term Loan: $8,728,570.00	By:	/s/ Brad S. Thompson
Term Loan B: $5,372,000.00		Brad S. Thompson, Vice President

Notice Address:	3rd Floor MACT5303-031 1445 Ross Avenue
Dallas, TX 75202
Attention:	Brad S. Thompson, Vice President
Telephone:	(214) 740-1545
FAX:	(214) 953-3982

* The Revolving Loan Commitment shall be reduced by the Term Loan B Commitment until the Term Loan B is fully paid, whereupon it shall be reinstated as provided in Section 2.1.1, as amended by this Amendment.

Schedule “3-A”

RATIFICATION OF SECURITY AGREEMENTS

As inducement for and in consideration of the Lenders and Agent to execute the Amendment Six to Credit Agreement of even date herewith with respect to the Credit Agreement dated as of March 7, 2003, among Matrix Service Company, the Lenders, Bank One, NA, as Agent, Wells Fargo Bank Texas, N.A., as Co-Agent and JP Morgan (successors in interest to Banc One Capital Markets, Inc.) as Lead Arranger and Sole Book Runner, the undersigned Borrower and Subsidiaries hereby ratify and confirm their respective Pledge and Security Agreements and agree that each remains in full force and effect, and that the Secured Obligations shall additionally include the Term Loan B and the Notes executed and delivered in furtherance thereof. This Ratification may be executed in multiple counterparts.

Dated effective this 5th day of August 2004.

IN WITNESS WHEREOF, the Borrower and Subsidiaries hereby executed this Ratification of Security Agreements as of the date first written above.

MATRIX SERVICE COMPANY, a Delaware corporation

By:	/s/ George L. Austin
George L. Austin, Vice President

IN WITNESS WHEREOF, each of the Subsidiaries has caused this Agreement to be duly executed, under seal, by its authorized officer as of the day and year first above written.

MATRIX SERVICE INC., an Oklahoma corporation; MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC. (f/k/a Matrix Service Mid-Continent, Inc.), an Oklahoma corporation; MATRIX SERVICE, INC. CANADA, an Ontario, Canada corporation; HAKE GROUP, INC., a Delaware corporation **; BOGAN, INC. (including Fiberspec, a division), a Pennsylvania corporation; MATRIX SPECIALITY TRANSPORT, INC. (f/k/a Frank W. Hake, Inc.), a Pennsylvania corporation; HOVER SYSTEMS, INC., a Pennsylvania corporation*; I & S, INC., a Pennsylvania corporation; MCBISH MANAGEMENT, INC., a Pennsylvania corporation; MECHANICAL CONSTRUCTION, INC., a Delaware corporation; MID-ATLANTIC CONSTRUCTORS, INC., a Pennsylvania corporation; TALBOT REALTY, INC., a Pennsylvania corporation; BISH INVESTMENTS, INC., a Delaware corporation; I & S JOINT VENTURE, L.L.C., a Pennsylvania limited liability company*

By:	/s/ George L. Austin
George L. Austin, Vice President

*	Indicates that the entity is in the process of being dissolved into Hake Group, Inc.
**Hake	Acquisition Corp. was dissolved into Hake Group, Inc. effective July 14, 2004.

Schedule “3-B”

RATIFICATION OF SUBSIDIARY GUARANTY

As inducement for and in consideration of the Lenders and Agent to execute the Amendment Six to Credit Agreement of even date herewith with respect to the Credit Agreement dated as of March 7, 2003, among Matrix Service Company, the Lenders, Bank One, NA, as Agent, Wells Fargo Bank Texas, N.A., as Co-Agent and JP Morgan (successors in interest to Banc One Capital Markets, Inc.) as Lead Arranger and Sole Book Runner, the undersigned Guarantors hereby ratify and confirm the Guaranty Agreement and agree that it remains in full force and effect, and that the Secured Obligations shall additionally include the Term Loan B and the Notes executed and delivered in furtherance thereof.

Dated effective this 5th day of August 2004.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused Ratification of Subsidiary Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

MATRIX SERVICE INC., an Oklahoma corporation; MATRIX SERVICE INDUSTRIAL CONTRACTORS, INC. (f/k/a Matrix Service Mid-Continent, Inc.), an Oklahoma corporation; MATRIX SERVICE, INC. CANADA, an Ontario, Canada corporation; HAKE GROUP, INC., a Delaware corporation**; BOGAN, INC. (including Fiberspec, a division), a Pennsylvania corporation; MATRIX SPECIALITY TRANSPORT, INC. (f/k/a Frank W. Hake, Inc.), a Pennsylvania corporation; HOVER SYSTEMS, INC., a Pennsylvania corporation*; I & S, INC., a Pennsylvania corporation; MCBISH MANAGEMENT, INC., a Pennsylvania corporation; MECHANICAL CONSTRUCTION, INC., a Delaware corporation; MID-ATLANTIC CONSTRUCTORS, INC., a Pennsylvania corporation; TALBOT REALTY, INC., a Pennsylvania corporation; BISH INVESTMENTS, INC., a Delaware corporation; I & S JOINT VENTURE, L.L.C., a Pennsylvania limited liability company*

By:	/s/ George L. Austin
George L. Austin, Vice President

*	Indicates that the entity is in the process of being dissolved into Hake Group, Inc.
**Hake	Acquisition Corp. was dissolved into Hake Group, Inc. effective July 14, 2004.